EXHIBIT 21
Subsidiaries

NAME OF CORPORATION	STATE OF INCORPORATION
Advocat Ancillary Services, Inc.	Tennessee
Advocat Distribution Services, Inc.	Tennessee
Advocat Finance, Inc.	Delaware
Diversicare Afton Oaks, LLC	Delaware
Diversicare Assisted Living Services, Inc.	Tennessee
Diversicare Assisted Living Services NC, LLC	Tennessee
Diversicare Assisted Living Services NC I, LLC	Delaware
Diversicare Assisted Living Services NC II, LLC	Delaware
Diversicare Ballinger, LLC	Delaware
Diversicare Briarcliff, LLC	Delaware
Diversicare Chisolm, LLC	Delaware
Diversicare Doctors, LLC	Delaware
Diversicare Estates, LLC	Delaware
Diversicare Good Samaritan, LLC	Delaware
Diversicare Hartford, LLC	Delaware
Diversicare Hillcrest, LLC	Delaware
Diversicare Humble, LLC	Delaware
Diversicare Katy, LLC	Delaware
Diversicare Lampasas, LLC	Delaware
Diversicare Leasing Corp.	Tennessee
Diversicare Management Services Co.	Tennessee
Diversicare Normandy Terrace, LLC	Delaware
Diversicare Paris, LLC	Delaware
Diversicare Pinedale, LLC	Delaware
Diversicare Rose Terrace, LLC	Delaware
Diversicare Texas I, LLC	Delaware
Diversicare Treemont, LLC	Delaware
Diversicare Windsor House, LLC	Delaware
Diversicare Yorktown, LLC	Delaware
Senior Care Florida Leasing, LLC	Delaware
Senior Care Cedar Hills, LLC	Delaware
Senior Care Golfcrest, LLC	Delaware
Senior Care Golfview, LLC	Delaware
Senior Care Southern Pines, LLC	Delaware
Sterling Health Care Management, Inc.	Kentucky